Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                  Due Period           9/30/2003
                                                  Determination Date  10/22/2003
                                                  Distribution Date   10/27/2003

I     Available in Certificate Account
      Principal collected on Mortgage Loans                                                                          24,745,705.67
      All Liquidation Proceeds with respect to Principal                                                                597,123.98
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                 0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
                                                                                                                     -------------

                              Principal Distribution Amount                                                          25,342,829.65

      Interest collected on Mortgage Loans                                                                            4,864,894.15
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                                  0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   798,137.32
      Reimbursement of previous months Servicer Advances                                                               -580,758.56
      Compensating Interest                                                                                               2,392.61
      Investment Earnings on Certificate Account                                                                              0.00
                                                                                                                     -------------

                              Interest Remittance Amount                                                              5,084,665.52

      Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                             30,427,495.17

II    Distributions                                                             Per $ 1,000                              Amount
                                                                                -----------                          -------------
1.    Aggregate Class AF Distribution                                           30.98505035                          18,030,200.80

2.    Aggregate Class A-IO Distribution                                         0.00000000                                    0.00

3.    Aggregate Class MF-1 Distribution                                         4.99166677                              165,523.67

4.    Aggregate Class MF-2 Distribution                                         5.32500000                              141,272.25

5.    Aggregate Class BF Distribution                                           5.69166667                              122,598.50

6.    Aggregate Class AV Distribution                                           35.47384146                           9,301,595.97

7.    Aggregate Class MV-1 Distribution                                         1.57333333                               31,152.00

8.    Aggregate Class MV-2 Distribution                                         2.11555536                               36,874.13

9.    Aggregate Class BV Distribution                                           2.72888870                               47,564.53

10.   Aggregate Class X-IO Distribution                                         0.00000000                            1,875,774.87

11.   Aggregate Class R Distribution                                                                                          0.00

12.   Aggregate Master Servicer Distribution                                                                            674,938.45
                                                                                                                     -------------

                                                    Total Distributions =                                            30,427,495.17

III   Certificate Class Balances                                                 Factor %                               Amount
                                                                               -----------                          --------------
      Opening Senior Class A Certificate Balances as
        reported in prior Monthly Master Servicer Report for
        Group I Certificates:
                  (a) Class AF-1A                                              57.13012211%                         332,440,180.58

                  (b) Class A-IO (Notional Amount) 0.00

      Opening Subordinated Class MF & BF Certificate
        Balances as reported in prior Monthly Master Servicer
        Report for Group I Certificates:
                  (a) Class MF-1                                               100.00000000%                         33,160,000.00
                  (b) Class MF-2                                               100.00000000%                         26,530,000.00
                  (c) Class BF                                                 100.00000000%                         21,540,000.00
                                                                                                                    --------------
                                                                                                                     81,230,000.00

      Opening Senior Class AV Certificate Balances as
        reported in prior Monthly Master Servicer Report for
        Group II Certificates:
                  (a) Class AV                                                  59.66467578%                        156,446,746.35

      Opening Subordinated Class MV & BV Certificate
        Balances as reported in prior Monthly Master Servicer
        Report for Group II Certificates:
                  (b) Class MV-1                                               100.00000000%                         19,800,000.00
                  (c) Class MV-2                                               100.00000000%                         17,430,000.00
                  (d) Class BV                                                 100.00000000%                         17,430,000.00
                                                                                                                    --------------
                                                                                                                     54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                     No.                     Amount
                                                                                              ----------             -------------
                  (a) Stated principal collected                                                                      1,750,805.17
                  (b) Principal Prepayments                                                          276             22,994,900.50
                  (c) Liquidation Proceeds                                                                              597,123.98
                  (d) Repurchased Mortgage Loans                                                       0                      0.00
                  (e) Substitution Adjustment related to Principal                                                            0.00
                  (f) Recoveries on previously Liquidated Mortgages
                        with respect to Principal                                                                             0.00
                                                                                                                     -------------

                                                         Total Basic Principal                                       25,342,829.65

1(b). Subordination Increase/(Decrease) amount                                                                          446,515.40
                                                                                                                     -------------
                                                  Total Principal Distribution                                       25,789,345.05

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                                               Per $ 1,000
                                                                               -----------
                  1.  Class AF                                                 28.66651956                           16,681,047.73

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
                  1.  Class MF-1                                                0.00000000                                    0.00
                  2.  Class MF-2                                                0.00000000                                    0.00
                  3.  Class BF                                                  0.00000000                                    0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
                  1.  Class AV                                                 34.73665123                            9,108,297.32

2(d). Class AV Principal Distribution Amount Group II Certificates:
                  1.  Class MV-1                                                0.00000000                                    0.00
                  2.  Class MV-2                                                0.00000000                                    0.00
                  3.  Class BV                                                  0.00000000                                    0.00

2(e)  Class M Applied Realized Loss for Group I Certificates:
                  1.   Class MF-1                                               0.00000000                                    0.00
                  2.  Class MF-2                                                0.00000000                                    0.00
                  3.  Class BF                                                  0.00000000                                    0.00

2(f)  Class B Applied Realized Loss for Group II Certificates:
                  1.  Class MV-1                                                0.00000000                                    0.00
                  2.  Class MV-2                                                0.00000000                                    0.00
                  3.  Class BV                                                  0.00000000                                    0.00

                                                                                 Factor %                               Amount
                                                                               -----------                          --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
                  (a) Class AF-1A                                              54.26347016%                         315,759,132.85

                  (b) Class A-IO (Notional Amount)                                                                            0.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer
      Report Group I Certificates:
                  (a) Class MF-1                                              100.00000000%                          33,160,000.00
                  (b) Class MF-2                                              100.00000000%                          26,530,000.00
                  (c) Class BF                                                100.00000000%                          21,540,000.00
                                                                                                                     --------------
                                                                                                                     81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:

                  (a) Class AV                                                 56.19101065%                         147,338,449.03

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:

                  (b) Class MV-1                                              100.00000000%                          19,800,000.00
                  (c) Class MV-2                                              100.00000000%                          17,430,000.00
                  (d) Class BV                                                100.00000000%                          17,430,000.00
                                                                                                                    --------------
                                                                                                                     54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates
                  (b) Fixed Rate Certificates applicable Pass-Through Rate

                              1.   Class AF-1A                                     4.87000%
                              2.   Class A-IO                                      5.00000%
                              9.   Class MF-1                                      5.99000%
                              10.  Class MF-2                                      6.39000%
                              11.  Class BF                                        6.83000%

       Variable Rate Certificates

                  (b) LIBOR Rate 1.12000%

                              1.   Class AV                                        1.39000%
                              2.   Class MV-1                                      1.77000%
                              3.   Class MV-2                                      2.38000%
                              4.   Class BV                                        3.07000%

      INTEREST REMITTANCE AMOUNT
            1.  Interest collected on Mortgage Loans                          4,864,894.15
            2.  Interest advanced on Mortgage Loans                             217,378.76
            3.  Compensating Interest on Mortgage Loans                           2,392.61
            4.  Substitution Adjustment interest                                      0.00
            5.  Purchase Price interest on repurchased accounts                       0.00
            6.  Liquidation Proceeds interest portion                                 0.00
            7.  Recoveries on previously Liquidated Mortgages with
                  respect to Interest                                                 0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                 5,084,665.52

      Current Interest Requirement

            1.  Class AF-1A  @ applicable Pass-Through Rate                                                           1,349,153.07
            2.  Class A-IO @ applicable Pass-Through Rate                                                                     0.00
            3.  Class MF-1 @ applicable Pass-Through Rate                                                               165,523.67
            4.  Class MF-2 @ applicable Pass-Through Rate                                                               141,272.25
            5.  Class BF @ applicable Pass-Through Rate                                                                 122,598.50
            6.  Class AV @ applicable Pass-Through Rate                                                                 193,298.65
            7.  Class MV-1 @ applicable Pass-Through Rate                                                                31,152.00
            8.  Class MV-2 @ applicable Pass-Through Rate                                                                36,874.13
            9.  Class BV  @ applicable Pass-Through Rate                                                                 47,564.53


      Interest Carry Forward Amount

             1. Class AF-1A                                                           0.00
             2. Class A-IO                                                            0.00
             3. Class MF-1                                                            0.00
             4. Class MF-2                                                            0.00
             5. Class BF                                                              0.00
             6. Class AV                                                              0.00
             7. Class MV-1                                                            0.00
             8. Class MV-2                                                            0.00
             9. Class BV                                                              0.00
            10. Class X-IO                                                            0.00

      Certificates Interest Distribution Amount

                                                                               Per $ 1,000
                                                                               -----------
            1.  Class AF-1A                                                     2.31853080                            1,349,153.07
            2.  Class A-IO                                                      0.00000000                                    0.00
            3.  Class MF-1                                                      4.99166677                              165,523.67
            4.  Class MF-2                                                      5.32500000                              141,272.25
            5.  Class BF                                                        5.69166667                              122,598.50
            6.  Class AV                                                        0.73719023                              193,298.65
            7.  Class MV-1                                                      1.57333333                               31,152.00
            8.  Class MV-2                                                      2.11555536                               36,874.13
            9.  Class BV                                                        2.72888870                               47,564.53
                                                                                                                      ------------
                                                                                                                      2,087,436.80

VI    Credit Enhancement Information

                                                                                    Group I            Group II              Total
         (a)  Senior Enhancement Percentage                                          23.47%               30.83%            54.30%

         (b)  Overcollateralization Amount:

            1.  Opening Overcollateralization Amount                         15,252,032.86        10,773,517.11      26,025,549.97
            2.  Ending Overcollateralization Amount                          15,252,032.86        10,773,517.11      26,025,549.97
            3.  Targeted Overcollateralization Amount                        15,252,032.86        10,773,517.11      26,025,549.97
            4.  Subordination Deficiency                                              0.00                 0.00               0.00
            5.  Overcollateralization Release Amount                                  0.00                 0.00               0.00

VII   Trigger Information

            1.  (a)  60+ Delinquency  Percentage                                      6.81%                5.56%
                (b)  Delinquency Event in effect
                     (Group I > 50% or Group II > 40%of the
                      Sr. Enhancement)?                                                 NO                   NO


            2.  (a)  Cumulative Loss Percentage                                       0.23%                0.16%
                (b)  Applicable Loss Percentage for current Distribution              2.25%                3.25%
                (c)  Cumulative Loss Trigger Event in effect                            NO                   NO

VIII  Pool Information                                                                            No.                   Amount
                                                                                               --------             --------------
                (a) Closing Mortgage Loan Principal Balance:
                      1.  Fixed Rate                                                              5,730             412,241,165.71
                      2.  Adjustable Rate                                                         1,986             212,771,966.14

                          Total Closing Mortgage Loan Principal Balance:                          7,716             625,013,131.85

                (b) Balloon Mortgage Loans
                      1.  Fixed Rate                                                                186              14,033,559.18
                      2.  Adjustable Rate                                                             0                       0.00

                          Total Closing Mortgage Loan Principal Balance:                            186              14,033,559.18

                (c) Weighted Average Mortgage Rate:
                      1.  Fixed Rate                                                                                         9.414%
                      2.  Adjustable Rate                                                                                    8.003%

                          Total  Weighted Average Mortgage Rate                                                              8.933%

                (d) Weighted Average Net Mortgage Rate:
                      1.  Fixed Rate                                                                                         8.928%
                      2.  Adjustable Rate                                                                                    7.516%

                (e) Weighted Average Remaining Maturity:
                      1.  Fixed Rate                                                                                        286.40
                      2.  Adjustable Rate                                                                                   337.23

                (f) Weighted Average Original Maturity:
                      1.  Fixed Rate                                                                                        317.56
                      2.  Adjustable Rate                                                                                   358.45


IX    Delinquency Information                                                          No.              %                Amount
                                                                                     ---------------------------------------------
      A.  Fixed Rate Mortgage Loans:
                  (a) Delinquent Contracts:
                          1.  31 - 59 Day Accounts                                     253            4.45%          18,335,609.04
                          2.  60 - 89 Day Accounts                                      97            1.81%           7,479,483.69
                          3.  90+  Day Accounts                                        232            4.49%          18,517,655.10

                  (b) Mortgage Loans - In Foreclosure                                  151            2.90%          11,957,841.53
                  (c) REO Property Accounts                                             61            1.40%           5,751,583.37

      B.  Adjustable Rate Mortgage Loans:
                  (a) Delinquent Contracts:
                          1.  31 - 59 Day Accounts                                     108            4.97%          10,568,251.47
                          2.  60 - 89 Day Accounts                                      27            1.31%           2,778,747.95
                          3.  90+  Day Accounts                                         77            3.45%           7,339,241.13
                  (b) Mortgage Loans - In Foreclosure                                   46            2.05%           4,355,997.27
                  (c) REO Property Accounts                                             22            0.93%           1,969,430.59

      C.  Total For All Mortgage Loans (a) Delinquent Contracts:
                          1.  31 - 59 Day Accounts                                     361            4.62%          28,903,860.51
                          2.  60 - 89 Day Accounts                                     124            1.64%          10,258,231.64
                          3.  90+  Day Accounts                                        309            4.14%          25,856,896.23
                  (b) Mortgage Loans - In Foreclosure                                  197            2.61%          16,313,838.80
                  (c) REO Property Accounts                                             83            1.24%           7,721,013.96

X     Realized Losses                                                                No.                                 Amount
                                                                                   -------                            ------------
               1. (a) Gross Realized Losses during the period                           12                            1,043,639.38

                  (b) Realized Losses during the period
                          1.  Group I                                                                                   285,910.87
                          2.  Group II                                                                                  160,604.53
                                                                                                                      ------------
                                   Total                                                                                446,515.40

                  (c) Cumulative Gross Realized Losses                                  43                            4,208,063.91

                  (d) Cumulative Realized Losses
                          1.  Group I                                                                                 1,508,799.65
                          2.  Group II                                                                                  517,109.78

                                   Total                                                                              2,025,909.43

                  (e) Cumulative Applied Realized Losses

                                i. Class MF-1                                                                                 0.00
                               ii. Class MV-1                                                                                 0.00
                              iii. Class MF-2                                                                                 0.00
                               iv. Class MV-2                                                                                 0.00
                                v. Class BF                                                                                   0.00
                               vi. Class BV                                                                                   0.00

XI    Miscellaneous Information

         1. (a) Monthly Master Servicer Fee

                                i. Monthly Servicing Fee                                                                271,167.70
                               ii. Mortgage Fees                                                                        394,909.75
                              iii. Mortgage Insurance Premium Reimbursement                                               8,861.00
                               iv. Certificate Account Investment Earnings                                                    0.00

            (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                      0.00

            (c) Total Master Servicing Fees paid with this distribution                                                 674,938.45

            (d) Amount of unpaid Master Servicing Fees as of this distribution                                                0.00

         2. (a) Opening Master Servicer Advance Balance                                                               8,681,075.67

            (b) Current Advance (exclusive of Compensating Interest)                                                    798,137.32

            (c) Reimbursement of prior Master Servicer Advances                                                        (580,758.56)
                                                                                                                      ------------
            (d)  Ending Master Servicer Advance Balance                                                               8,898,454.43

         3. Current period Compensating Interest                                                                          2,392.61

         4. (a) Stepdown Date in effect?                                                NO